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Exhibit 10.24

SECOND AMENDMENT
TO
LICENSE AGREEMENT NO. 2000-03-0591

        This Second Amendment is made and is effective this 15th day of May 2001 (the Effective Date) by and between The Regents of the University of California ("The Regents"), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 10920 Wilshire Blvd., Suite 1200, Los Angeles, California 90024-1406, and Prometheus Laboratories, Inc. ("Prometheus"), a California corporation having a principal place of business at 5739 Pacific Center Boulevard, San Diego, California 92121 and amends the License Agreement dated December 1, 1999 (the "Agreement").

        Whereas Exhibit A defining Regents and Cedars-Sinai Medical Center Joint Inventions Patent Rights is amended to include an invention known as "Methods of Diagnosing and Treating Crohn's Disease Using Pseudomonas Antigens" (UC Case No. 2001-114-1) developed by Jonathan Braun, Bo Wei and Christopher Sutton. A Provisional application based on this technology was filed in the U.S. Patent and Trademark Office on October 13, 2000, Serial No. 60/240,347.

        Upon execution of this Amendment Prometheus will pay The Regents $5,000 as consideration for this Amendment.

        All other terms and conditions remain the same.

Prometheus Laboratories, Inc.
By:	/s/ Michael J. Walsh Michael J. Walsh, Chairman of the Board	July 12, 2001 Date
The Regents of the University of California
By:	/s/ Emily Waldron Emily Waldron Assistant Director Office of Intellectual Property Admin.	July 19, 2001 Date

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  Exhibit 10.24